EXHIBIT 10.51

                                SUPPLEMENT #1 TO
                        THE PRIVATE PLACEMENT OFFERING OF
                         CEDRIC KUSHNER PROMOTIONS, INC.


                    THE DATE OF SUPPLEMENT IS MARCH 19, 2004


     Reference is hereby made to the Subscription Agreement relating to the offering by Cedric Kushner Promotions, Inc. (the "Company") of up to $2,000,000 of the Company's 10% Convertible Promissory Notes and Warrants to purchase common stock. In connection therewith, the Company hereby informs potential subscribers to the Company's private placement offering as follows:

SEC Enforcement Action

Paragraph 4(b) of the Subscription Agreement provides, in relevant part, as follows:

     "The Purchaser and its Advisors have carefully reviewed such documents and understand the information contained therein, including the Form 8-K filed by the Company with the SEC on July 25, 2003 which gave rise to the Company being informed by the staff of the SEC that it intends to recommend that the SEC bring a civil injunction action against Cedric Kushner Promotions, Inc. and its officers and directors, alleging that they violated Section 10(b) of the Securities Exchange Act of 1934 and Exchange Rule 10b-5 thereunder. The staff also alleges that the officers violated Section 302(a) of the Public Company Accounting Reform and Investors Protection Act of 2002 and Exchange Act Rule 13a-14 thereunder. In addition, the staff further alleges that the officers and directors aided and abetted Cedric Kushner Promotions, Inc.'s violation of the Exchange Act Sections 13(a), 13(b) (2) (A), 13 (b) (2) (B) and Exchange Act Rules 12b-20 and 13a-1 thereunder;

     The Company has recently been informed by the staff of the SEC, that they have received approval from the SEC to bring a civil injunction action against Cedric Kushner Promotions, Inc. and its officers and directors. While the Company has not yet been served with formal documents in connection with any such proceeding, and, accordingly, is unable to state, with any certainty, the exact violations of securities laws that will be stated in such complaint or the names of each of the individuals that will be named in such complaint, it may be expected that the complaint will cover all of the violations set forth above, and that the individuals named will include all of the Company's officers and directors.

     The remedies which the SEC may seek in connection with the proposed action include, but are not limited to:

     o    Monetary fines levied upon the Company and its officers and directors;

     o Removal of the Company's current officers from their positions and a prohibition from such individuals serving in such capacity for other publicly traded corporations; and

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     o    Removal of the current  members of the  Company's  board of  directors from their positions and a prohibition from such individuals serving in such capacity for other publicly traded corporations.

     The Company and its officers and directors intend to vigorously defend themselves against any action by the SEC. If, however, the SEC were to be successful in its efforts, the Company's business, operations and financial condition could be materially adversely affected.

AS THE FOREGOING  REPRESENTS  MATERIAL  INFORMATION AND EVENTS SINCE THE DATE OF
THE SUBSCRIPTION AGREEMENT, YOU ARE REQUIRED TO ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED AND REVIEWED THE FORGOING INFORMATION. ACCORDINGLY, YOU MUST SIGN THIS SUPPLEMENT IN THE SPACE PROVIDE BELOW BEFORE YOUR SUBSCRIPTION CAN BE ACCEPTED.


_______________________________________(Print)
Name Of Subscriber


_______________________________________
Signature of Subscriber

Date:___________________________________